Exhibit 3.1d

INDIANA SECRETARY OF STATE

BUSINESS SERVICES DIVISION

CORPORATIONS CERTIFIED COPIES

INDIANA SECRETARY OF STATE

BUSINESS SERVICES DIVISION

302 West Washington Street, Room E018

Indianapolis, IN 46204

http://www.sos.in.gov

June 02, 2009

Company Requested:	STEEL DYNAMICS, INC.

Control Number:	1994061014

Date	Transaction	# Pages

06/02/2009	Articles of Amendment	3

State of Indiana

Office of the Secretary of State

I hereby certify that this is a true and complete copy of this 3 page document filed in this office.

Dated: June 02, 2009

Certification Number: 2009060212664

Secretary of State

The Indiana Secretary of State filing office certifies that this copy is on file in this office.

Indiana Secretary of State

Packet: 1994061014

Filing Date: 06/02/2009

Effective Date: 06/02/2009

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION State Form 38333 (r10/1-03) Approved by State Board of Accounts, 1995	TODD ROKITA Secretary of State Corporations Division 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephones (317) 282-6576

INSTRUCTIONS:	Use 8 1/2”X 11” white paper for attachments.	Indiana Code 23-1-38-1 et seq. Filing Fee: $30.00
Present original and one copy to address in upper right hand corner of this form.
Please TYPE or PRINT.
Please visit our office on the web at www.sos.in.gov.

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF

Name of Corporation Steel Dynamics, Inc.	Date of Incorporation 06/16/1994

The undersigned officers of the above referenced Corporation (herein after referred to as the “Corporation”) existing pursuant to the provisions at (indicate appropriate act)

☒ Indiana Business Corporation Law     ☐ Indiana Professional Corporation Act of 1983

as amended (hereafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s)  IV                                                                                                             of the Articles of Incorporation is now as follows:

(Note: If amending the name of corporation, write Article “I” in space above and write “The name of the Corporation is                     ” below.)

The total number of shares of capital stock which the Corporation has authority to issue is  900,000,000 shares of common stock, par value $0.0025 per share (“Common Stock”). The holders of Common Stock shall be entitled to one (1) vote per share on all matters to be voted on by the Corporation’s shareholders. As and when dividends are declared or paid, the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.  The holders of the Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders to the Common Stock in any liquidation, dissolution or winding up of the Corporation.

ARTICLE II

Date of each amendment’s adoption:

May 22, 2008

(Continued on the reverse side)

The Indiana Secretary of State filing office certifies that this copy is on file in this office.

Indiana Secretary of State
Packet: 1994061014
Filing Date: 06/02/2009
Effective Date: 06/02/2009

ARTICLE III Manner of Adoption and Vote

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

☐ SECTION 1                    This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

☒ SECTION 2                  The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B.)

A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

188,955,976	Shares entitled to vote.
162,025,114	Number of shares represented at the meeting.
117,229,019	Shares voted in favor.
44,694,076	Shares voted against.

B. Unanimous written consent executed on                , 20          and signed by all shareholders entitled to vote.

ARTICLE IV Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 1st day of June, 2009.

Signature of current officer or chairman of the board	Printed name of officer or chairman of the board
/s/ Theresa E. Wagler	Theresa E. Wagler

Signator’s title
Executive Vice President

The Indiana Secretary of State filing office certifies that this copy is on file in this office.

State of Indiana
Office of the Secretary of State

CERTIFICATE OF AMENDMENT

of

STEEL DYNAMICS, INC.

I, TODD ROKITA, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

Indiana Secretary of State

Packet: 1994061014

Filing Date: 06/02/2009

Effective Date: 06/02/2009

NOW, THEREFORE, with this document I certify that said transaction will become effective Tuesday, June 02, 2009.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, June 2, 2009.

TODD ROKITA, SECRETARY OF STATE

1994061014/2009060212661